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William P. Barr                                                      Exhibit 5.1
Executive Vice President
and General Counsel

                                 [Verizon logo]
                          140 West Street, Floor 29th
                               New York, NY 10007


February 8, 2006

Verizon Communications Inc.
140 West Street
New York, NY 10007

Ladies and Gentlemen:

      I have examined the Registration Statement of Verizon Communications Inc. (the "Company") on Form S-3 (File No. 333-109208) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which was declared effective by the Securities and Exchange Commission (the "Commission") on September 29, 2003, and the related prospectus (the "Prospectus"), relating to the proposed offer and sale from time to time of one or any combination of the Company's common stock, preferred stock and debt securities in an amount resulting in an aggregate offering price for all securities not exceeding the $8,500,000,000 remaining available under the Registration Statement.

      I am providing this opinion to you to supplement my prior opinion, dated September 22, 2003, which appears as Exhibit 5 to the Registration Statement.

      I, or attorneys under my supervision, have also examined the Company's Restated Certificate of Incorporation, as amended, and such corporate records and other documents as I have deemed necessary to enable me to express the opinions set forth below. I am familiar with the proceedings taken by you or proposed to be taken by you under my supervision as your counsel in connection with the issuance of the Company's debt securities.

      It is my opinion that the debt securities, upon the issuance and sale thereof in the manner contemplated in the Registration Statement and the related Prospectus and the indenture referenced in the Prospectus, will be legally and validly issued and will be binding obligations of the Company, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors' rights generally.

      I hereby consent to the reference to me under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as a document that will be incorporated by reference into the Registration Statement.

                                                    Very truly yours,

                                                    /s/ William P. Barr

                                                    William P. Barr